EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE — October 20, 2006 (3:00 p.m. Central Time)
CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203
Contact: Sally P. Kimble, Executive Vice President and Chief Financial Officer (615.565.8645)
CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,
ANNOUNCES THIRD QUARTER 2006 EARNINGS INCREASE
Nashville, Tennessee, October 20, 2006 — Capital Bancorp, Inc. today issued the following statement:
Capital Bancorp, Inc. reported consolidated earnings and financial highlights for the quarter and nine months ended September 30, 2006. Capital Bancorp, Inc. is the parent company of Capital Bank & Trust Company. These results included:
Net income for the nine months ended September 30, 2006, was $3,077,000, or $0.87 basic earnings per common share ($0.84 diluted earnings per common share), up 28.7% from $2,390,000, or $0.69 basic earnings per common share ($0.66 diluted earnings per common share), for the same period of 2005. Net income for the third quarter of 2006 was $1,076,000, or $0.30 basic earnings per common share ($0.29 diluted earnings per common share), up 43.1% from $752,000, or $0.22 basic earnings per common share ($0.21 diluted earnings per common share), for the same period in 2005. The earnings increase is primarily attributable to increased net interest income due to increased loan volume during the period.
The Company continues to see growth in loans and deposits at its subsidiary, Capital Bank & Trust. Total assets have increased $56 million, or 11.8%, from $473.9 million at December 31, 2005, to $529.9 million at September 30, 2006. Loans, net of allowance for possible loan losses and unearned interest and fees, increased $46.2 million, or about 12%, during the nine months of 2006, ending the period at $431.3 million. Total deposits increased $53.9 million, or 14.2%, to $432.6 million during the same period. The deposit growth has been distributed among several categories, but the majority of the growth is attributable to time deposits of $100,000 or more, which have grown 51.1% this year to date.
In commenting on the Company’s performance for the period, R. Rick Hart, Chairman, President and CEO, said: “Our results during 2006 have been outstanding. We are continuing to experience solid growth, thereby allowing us to exceed our own expectations. We have accomplished these results by having a tremendously talented group of dedicated professionals that are committed to customer service and to growing Capital Bank & Trust.”
Included with this press release is a copy of the Company’s unaudited balance sheet and income statement for the periods indicated. This unaudited information should be read in conjunction with the notes to the consolidated financial statements presented in the Company’s December 31, 2005 Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on March 30, 2006.
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such

forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms believes, belief, expects, intends, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission. The following important factors affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements: Changes in interest rates, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the Bank’s ability to attract stable low-cost deposits and to make quality and profitable loans, among other things, are all factors that can have a material impact on the Company’s ability to achieve favorable results. To these must be added other risks previously and hereafter identified from time to time in the Company’s reports to the Securities and Exchange Commission and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course of business. The Company undertakes no obligation to correct or update this information.
Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its subsidiary Capital Bank & Trust Company, which operates seven full-service banking offices in Davidson, Sumner and Williamson Counties in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, Hermitage and a new office now open in Franklin. For additional information about the Company and the Bank, please visit the Bank’s website at www.capitalbk.com.
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CAPITAL BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
September 30, 2006 and December 31, 2005
(Unaudited)

	September 30,	December 31,
(In Thousands, except share amounts)	2006	2005
Assets:
Cash and due from banks, including reserve requirements of $250, and $883, respectively	$10,347	$11,022
Federal funds sold	26	25

Cash and cash equivalents	10,373	11,047
Securities available-for-sale	64,401	57,040
Loans, net	431,337	385,098
Premises and equipment, net	5,551	5,200
Accrued interest receivable	2,593	2,142
Bank owned life insurance	7,939	4,773
Other assets	7,727	8,594

Total Assets	$529,921	$473,894

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$35,258	$41,004
Interest bearing demand	17,648	11,406
Savings (includes Money Market Deposit Accounts)	104,325	121,672
Time	112,721	96,950
Time, over $100,000	162,619	107,638

Total deposits	432,571	378,670
Federal Home Loan Bank advances	45,416	46,861
Junior subordinated debentures	12,372	12,372
Other liabilities	6,903	7,379

	64,691	66,612

Total liabilities	497,262	445,282

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized; 3,547,297 and 3,482,495 shares issued and outstanding	14,946	14,347
Retained earnings	18,213	14,954
Accumulated other comprehensive income	(500)	(689)

Total stockholders’ equity	32,659	28,612

Total Liabilities and Stockholders’ Equity	$529,921	$473,894

CAPITAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Nine Months Ended September 30, 2006 and 2005
(Unaudited)

	Three Months Ended		Nine months ended
	September 30,		September 30,
(In Thousands, except per share amounts)	2006	2005	2006	2005
Interest income:
Interest and fees on loans	$9,001	$6,369	$25,171	$17,076
Interest on investment securities:
U.S. Government agencies	245	171	673	520
State, county and municipal	123	79	333	234
Mortgage backed securities	285	309	846	955
Other interest	122	87	255	185

Total interest income	9,776	7,015	27,278	18,970
Interest expense:
Interest on deposits:
Demand	21	20	72	54
Savings and MMDA	887	786	2,664	1,646
Time	3,236	1,605	8,092	4,222
Interest on FHLB and other borrowings	736	662	2,360	1,852

Total interest expense	4,880	3,073	13,188	7,774

Net interest income	4,896	3,942	14,090	11,196
Provision for loan losses	278	432	1,120	1,212

Net interest income after provision for loan losses	4,618	3,510	12,970	9,984
Other income:
Service charges on deposit accounts	300	285	941	819
Mortgage origination fees	127	212	443	538
Gain on call of securities	—	9	—	14
Miscellaneous	176	99	417	282

Total other income	603	605	1,801	1,653
Other expenses
Salaries and employee benefits	2,179	1,782	6,172	4,793
Occupancy	287	329	851	764
Other operating	1,061	845	2,898	2,401

Total other expenses	3,527	2,956	9,921	7,958

Earnings before income taxes	1,694	1,159	4,850	3,679
Income taxes	618	407	1,773	1,289

Net earnings	$1,076	$752	$3,077	$2,390

Basic earnings per share	$0.30	$0.22	$0.87	$0.69

Diluted earnings per share	$0.29	$0.21	$0.84	$0.66